UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 10, 2007, DOV Pharmaceutical, Inc. (“DOV” or the “Company”) entered into a Warrant Agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company (the “Warrant Agent”) who will serve as the warrant agent for the previously disclosed warrant distribution. As reported in the Company’s Current Report on Form 8-K filed on May 4, 2007, the record date of the warrant distribution is the close of business May 10, 2007 (the “Record Date”). The warrants will be distributed by the Warrant Agent to holders of record as of the Record Date on or about May 24, 2007. Each holder of ten (10) shares of DOV common stock at the close of business on the Record Date will receive warrants to purchase eleven (11) shares of DOV common stock at an exercise price of $0.523 per share. Warrants will not be prorated in the event a holder holds shares in other than ten (10) share increments. The exercise price is adjustable in certain circumstances. The warrants will not be exercisable and the Company will not be obligated to deliver shares upon exercise until the later of July 1, 2007 and the date on which a registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) with respect to the shares of common stock issuable upon exercise of the warrants. Further, the Company will not be obligated to deliver any securities pursuant to the exercise of any warrant unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the securities that shall have been issuable upon such exercise is effective and unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of the warrant resides.

The warrants will be redeemable at DOV’s option at a redemption price of $0.01 per share after November 4, 2007 in the event the Company’s trading price exceeds $1.046 per share for twenty (20) trading days within a thirty (30) trading day period ending on the third business day before the redemption notice is given. In the event DOV elects to redeem the warrants, DOV will provide notice of at least thirty (30) days via written notice to the record holders of the warrants.

The warrants will be issued in a transaction that does not require registration under the Securities Act. The Company will neither register nor qualify the warrants under any state securities laws. Any transfer of a warrant by a holder of such warrant may only be effected in accordance with applicable federal or state securities laws. There has been no previous trading market for the warrants. The warrants will not be listed for trading on any securities exchange or authorized to be quoted in any inter-dealer quotation system of any securities association, and we do not intend to apply for any such listing or quotation.  The warrants will only be transferable in accordance with applicable federal and state securities law requirements.  We cannot assure holders that a trading market, if permitted by applicable law, will develop or, if it does, at what prices the warrants may trade. Therefore, holders may not be able to sell the warrants when they want and, if they do sell, they may not be able to receive the price they want.

A copy of the Warrant Agreement is filed herewith as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

ITEM 2.02     RESULTS OF OPERATION AND FINANCIAL CONDITION.

On May 14, 2007, DOV announced its financial results for the quarter ending March 31, 2007. The press release issued in connection with such announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section unless the Company specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended.

ITEM 8.01     OTHER EVENTS.

On May 11, 2007, the holders of common stock of the Company approved the First Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, to increase the number of the authorized shares of common stock by 200,000,000 from 60,000,000 to 260,000,000, together with a corresponding increase in the number of authorized shares of capital stock (the “Amendment”). The Amendment, as well as its purpose and effect, was previously disclosed in the Company’s proxy statement, filed with the SEC on April 5, 2007. The Amendment was filed with the Secretary of State of the State of Delaware on May 11, 2007 and became effective as of such date.

A copy of the Amendment is filed herewith as Exhibit 10.2 and is hereby incorporated by reference in this Item 8.01.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Warrant Agreement, dated as of May 10, 2007, between DOV Pharmaceutical, Inc. and Continental Stock Transfer & Trust Company
10.2	First Amendment to the Fourth Amended and Restated Certificate of Incorporation of DOV Pharmaceutical, Inc., filed May 11, 2007
99.1	Press Release, dated May 14, 2007, of DOV Pharmaceutical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL, INC.

Date: May 16, 2007	By:	/s/ Barbara Duncan
Barbara Duncan
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Warrant Agreement, dated as of May 10, 2007, between DOV Pharmaceutical, Inc. and Continental Stock Transfer & Trust Company
10.2	First Amendment to the Fourth Amended and Restated Certificate of Incorporation of DOV Pharmaceutical, Inc., filed May 11, 2007
99.1	Press Release, dated May 14, 2007, of DOV Pharmaceutical, Inc.